Exhibit 99.1

Collegium Reports First Quarter 2023 Financial Results

– Generated Record Net Revenue of $144.8 Million –

– Delivered Record Belbuca® and Xtampza® ER Net Revenue –

– Ended Q1’23 with Cash Balance of $269.5 Million –

– Reaffirmed Full Year 2023 Guidance –

– Conference Call Scheduled for Today at 4:30 p.m. ET –

STOUGHTON, Mass., May 4, 2023 -- Collegium Pharmaceutical, Inc. (Nasdaq: COLL), a leading, diversified specialty pharmaceutical company committed to improving the lives of people living with serious medical conditions, today reported its financial results for the quarter ended March 31, 2023, and provided a corporate update.

"We delivered record revenue and adjusted EBITDA in the first quarter driven by lower Xtampza ER gross-to-net, record Belbuca revenues and leveraging our fully synergized cost structure,” said Joe Ciaffoni, President and Chief Executive Officer of Collegium. “Business development is our top capital deployment priority, and we are actively evaluating opportunities with a focus on improving the lives of people living with serious medical conditions and creating value for our shareholders. We are on track to achieve our strategic and financial objectives, and we are confident that 2023 will be a banner year.”

“Our strong performance in the first quarter demonstrates our financial strength and discipline,” said Colleen Tupper, Chief Financial Officer of Collegium. “We increased our cash balance through our strong operating results and the successful completion of our convertible note financing, leaving us well positioned to execute on our capital deployment strategy.”

Recent Business Highlights

●	Achieved Xtampza ER gross-to-net of 55% in the quarter ended March 31, 2023, following the successful renegotiation of Xtampza ER contracts in 2022. Xtampza ER gross-to-net is expected to be in the range of 61% to 63% in full-year 2023.
●	Presented four posters at the American Academy of Pain Medicine (AAPM) Annual Meeting in March 2023.
●	Authorized a new share repurchase program in January 2023 to repurchase up to $100 million in common stock.
●	Completed a $241.5 million offering of convertible senior notes due in 2029. Net proceeds from the notes were used to partially repurchase the outstanding convertible senior notes due in 2026, and the remainder of the net proceeds are expected to be used for general corporate purposes, including implementation of Collegium's capital deployment strategy.
●	Published an inaugural environmental, social and governance report in February 2023.

Financial Guidance for 2023

●	The Company reaffirms its full-year 2023 guidance for Product Revenues, Net, Adjusted Operating Expenses and Adjusted EBITDA:

Product Revenues, Net	$565.0 to $580.0 million
Adjusted Operating Expenses (Excluding Stock-Based Compensation)	$135.0 to $145.0 million
Adjusted EBITDA (Excluding Stock-Based Compensation)	$355.0 to $370.0 million

Financial Results for Quarter Ended March 31, 2023

●	Product revenues, net were $144.8 million for the quarter ended March 31, 2023 (the “2023 Quarter”), compared to $83.8 million for the quarter ended March 31, 2022 (the “2022 Quarter”), representing a 73% increase year over year.
●	GAAP operating expenses were $52.8 million for the 2023 Quarter, compared to $58.5 million for the 2022 Quarter, representing a 10% decrease year over year. Adjusted operating expenses, which exclude stock-based compensation expense and other adjustments to reflect changes that occur in our business but do not represent ongoing operations, were $38.2 million for the 2023 Quarter, compared to $25.2 million for the 2022 Quarter, representing a 52% increase year over year.
●	GAAP net loss for the 2023 Quarter was $(17.4) million, with $(0.51) GAAP loss per share (basic and diluted), compared to GAAP net loss for the 2022 Quarter of $(13.1) million, with $(0.39) GAAP loss per share (basic and diluted). Non-GAAP adjusted net income for the 2023 Quarter was $51.7 million, with $1.32 adjusted earnings per share, compared to non-GAAP adjusted net income for the 2022 Quarter of $27.0 million, with $0.71 adjusted earnings per share.
●	Adjusted EBITDA for the 2023 Quarter was $87.6 million, compared to $43.5 million for the 2022 Quarter, representing a 101% increase year over year.
●	The Company exited the 2023 Quarter with a cash balance of $269.5 million, up from $173.7 million as of December 31, 2022.

Conference Call Information

The Company will host a conference call and live audio webcast on Thursday, May 4, 2023, at 4:30 p.m. Eastern Time. To access the conference call, please dial (877) 407-8037 (U.S.) or (201) 689-8037 (International) and reference the “Collegium Q1 2023 Earnings Call.” An audio webcast will be accessible from the Investors section of the Company’s website: www.collegiumpharma.com. The webcast will be available for replay on the Company’s website approximately two hours after the event.

About Collegium Pharmaceutical, Inc.

Collegium is a leading, diversified specialty pharmaceutical company committed to improving the lives of people living with serious medical conditions. Collegium’s headquarters are located in Stoughton, Massachusetts. For more information, please visit the Company’s website at www.collegiumpharma.com.

Non-GAAP Financial Measures

To supplement our financial results presented on a GAAP basis, we have included information about certain non-GAAP financial measures. We use these non-GAAP financial measures to understand, manage and evaluate our business as we believe they provide additional information on the performance of our business. We believe that the presentation of these non-GAAP financial measures, taken in conjunction with our results under GAAP, provide analysts, investors, lenders and other third parties insight into our view and assessment of our ongoing operating performance. In addition, we believe that the presentation of these non-GAAP financial measures, when viewed with our results under GAAP and the accompanying reconciliations, provide supplementary information that may be useful to analysts, investors, lenders, and other third parties in assessing our performance and results from period to period. We report these non-GAAP financial measures to portray the results of our operations prior to considering certain income statement elements. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, net income or other financial measures calculated in accordance with GAAP.

In our quarterly and annual reports, earnings press releases and conference calls, we may discuss the following financial measures that are not calculated in accordance with GAAP, to supplement our consolidated financial statements presented on a GAAP basis.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income (loss) adjusted to exclude interest expense, interest income, the benefit from or provision for income taxes, depreciation, amortization, stock-based compensation, and other adjustments to reflect changes that occur in our business but do not represent ongoing operations. Adjusted EBITDA, as used by us, may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

There are several limitations related to the use of adjusted EBITDA rather than net income (loss), which is the nearest GAAP equivalent, such as:

●	adjusted EBITDA excludes depreciation and amortization, and, although these are non-cash expenses, the assets being depreciated or amortized may have to be replaced in the future, the cash requirements for which are not reflected in adjusted EBITDA;

●	we exclude stock-based compensation expense from adjusted EBITDA although (a) it has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy and (b) if we did not pay out a portion of our compensation in the form of stock-based compensation, the cash salary expense included in operating expenses would be higher, which would affect our cash position;
●	adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs;
●	adjusted EBITDA does not reflect the benefit from or provision for income taxes or the cash requirements to pay taxes;
●	adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
●	we exclude impairment expenses from adjusted EBITDA and, although these are non-cash expenses, the asset being impaired may have to be replaced in the future, the cash requirements for which are not reflected in adjusted EBITDA;
●	we exclude restructuring expenses from adjusted EBITDA. Restructuring expenses primarily include employee severance and contract termination costs that are not related to acquisitions. The amount and/or frequency of these restructuring expenses are not part of our underlying business;
●	we exclude litigation settlements from adjusted EBITDA, as well as any applicable income items or credit adjustments due to subsequent changes in estimates. This does not include our legal fees to defend claims, which are expensed as incurred;
●	we exclude acquisition related expenses as the amount and/or frequency of these expenses are not part of our underlying business. Acquisition related expenses include transaction costs, which primarily consisted of financial advisory, banking, legal, and regulatory fees, and other consulting fees, incurred to complete the acquisition, employee-related expenses (severance cost and benefits) for terminated employees after the acquisition, and miscellaneous other acquisition related expenses incurred;
●	we exclude recognition of the step-up basis in inventory from acquisitions (i.e., the adjustment to record inventory from historic cost to fair value at acquisition) as the adjustment does not reflect the ongoing expense associated with sale of our products as part of our underlying business; and
●	we exclude losses on extinguishments of debt as these expenses are episodic in nature and do not directly correlate to the cost of operating our business on an ongoing basis.

Adjusted Operating Expenses

Adjusted operating expenses is a non-GAAP financial measure that represents GAAP operating expenses adjusted to exclude stock-based compensation expense, and other adjustments to reflect changes that occur in our business but do not represent ongoing operations.

Adjusted Net Income and Adjusted Earnings Per Share

Adjusted net income is a non-GAAP financial measure that represents GAAP net income (loss) adjusted to exclude significant income and expense items that are non-cash or not indicative of ongoing operations, including consideration of the tax effect of the adjustments. Adjusted earnings per share is a non-GAAP financial measure that represents adjusted net income per share. Adjusted weighted-average shares - diluted is calculated in accordance with the treasury stock, if-converted, or contingently issuable accounting methods, depending on the nature of the security.

Reconciliations of adjusted EBITDA, adjusted operating expenses, adjusted net income, and adjusted earnings per share to the most directly comparable GAAP financial measures are included in this press release.

The Company has not provided a reconciliation of its full-year 2023 guidance for adjusted EBITDA or adjusted operating expenses to the most directly comparable forward-looking GAAP measures, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K, because the Company is unable to predict, without unreasonable efforts, the timing and amount of items that would be included in such a reconciliation, including, but not limited to, stock-based compensation expense, acquisition related expense and litigation settlements. These items are uncertain and depend on various factors that are outside of the Company’s control or cannot be reasonably predicted. While the Company is unable to address the probable significance of these items, they could have a material impact on GAAP net income and operating expenses for the guidance period. A reconciliation of adjusted EBITDA or adjusted operating expenses would imply a degree of precision and certainty as to these future items that does not exist and could be confusing to investors.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as "predicts," "forecasts," "believes," "potential," "proposed," "continue," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "should" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Examples of forward-looking statements contained in this press release include, among others, statements related to our full-year 2023 financial guidance, including projected product revenue, adjusted operating expenses and adjusted EBITDA, current and future market opportunities for our products and our assumptions related thereto, expectations (financial or otherwise) and intentions, and other statements that are not historical facts. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results, performance, or achievements to differ materially from the company's current expectations, including risks relating to, among others: risks related to the ability to realize the anticipated benefits of our acquisitions at all or within the expected time period; unknown liabilities; risks related to future opportunities and plans for our products, including uncertainty of the expected financial performance of such products; the impact of the COVID-19 pandemic on our ability to conduct our business, reach our customers, and supply the market with our products; our ability to commercialize and grow sales of our products; our ability to manage our relationships with licensors; the success of competing products that are or become available; our ability to obtain and maintain regulatory approval of our products and any product candidates, and any related restrictions, limitations, and/or warnings in the label of an approved product; the size of the markets for our products and product candidates, and our ability to service those markets; our ability to obtain reimbursement and third-party payor contracts for our products; the rate and degree of market acceptance of our products and product candidates; the costs of commercialization activities, including marketing, sales and distribution; changing market conditions for our products; the outcome of any patent infringement or other litigation that may be brought by or against us; the outcome of any governmental investigation related to our business; our ability to secure adequate supplies of active pharmaceutical ingredient for each of our products and manufacture adequate supplies of commercially saleable inventory; our ability to obtain funding for our operations and business development; regulatory developments in the U.S.; our expectations regarding our ability to obtain and maintain sufficient intellectual property protection for our products; our ability to comply with stringent U.S. and foreign government regulation in the manufacture of pharmaceutical products, including U.S. Drug Enforcement Agency, or DEA, compliance; our customer concentration; and the accuracy of our estimates regarding expenses, revenue, capital requirements and need for additional financing. These and other risks are described under the heading "Risk Factors" in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the SEC. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Investor Contact:
Christopher James, M.D.
Vice President, Investor Relations
ir@collegiumpharma.com

Media Contact:
Marissa Samuels
Vice President, Corporate Communications
communications@collegiumpharma.com

Collegium Pharmaceutical, Inc.

Unaudited Selected Consolidated Balance Sheet Information

(in thousands)

	March 31,	December 31,
	2023	2022
Cash and cash equivalents	$269,480	$173,688
Accounts receivable, net	179,127	183,119
Inventory	32,895	46,501
Prepaid expenses and other current assets	16,798	16,681
Property and equipment, net	18,879	19,521
Operating lease assets	6,658	6,861
Intangible assets, net	530,002	567,468
Restricted cash	2,547	2,547
Deferred tax assets	23,969	23,950
Other noncurrent assets	87	100
Goodwill	133,857	133,695
Total assets	$1,214,299	$1,174,131

Accounts payable and accrued expenses	27,425	39,623
Accrued rebates, returns and discounts	200,902	230,491
Term notes payable	537,102	560,078
Convertible senior notes	261,222	140,873
Operating lease liabilities	7,915	8,224
Shareholders’ equity	179,733	194,842
Total liabilities and stockholders’ equity	$1,214,299	$1,174,131

Collegium Pharmaceutical, Inc.

Unaudited Condensed Statements of Operations

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2023	2022
Product revenues, net	$144,767	$83,751
Cost of product revenues
Cost of product revenues (excluding intangible asset amortization)	29,899	16,332
Intangible asset amortization	37,466	18,923
Total cost of products revenues	67,365	35,255
Gross profit	77,402	48,496
Operating expenses
Research and development	—	3,983
Selling, general and administrative	52,775	54,528
Total operating expenses	52,775	58,511
Income (loss) from operations	24,627	(10,015)
Interest expense	(21,427)	(5,831)
Interest income	2,747	4
Loss on extinguishment of debt	(23,504)	—
Loss before income taxes	(17,557)	(15,842)
Benefit from income taxes	(131)	(2,773)
Net loss	$(17,426)	$(13,069)

Loss per share — basic	$(0.51)	$(0.39)
Weighted-average shares — basic	34,319,291	33,673,912

Loss per share — diluted	$(0.51)	$(0.39)
Weighted-average shares — diluted	34,319,291	33,673,912

Collegium Pharmaceutical, Inc.

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2023	2022
GAAP net loss	$(17,426)	$(13,069)
Adjustments:
Interest expense	21,427	5,831
Interest income	(2,747)	(4)
Loss on extinguishment of debt	23,504	—
Benefit from income taxes	(131)	(2,773)
Depreciation	817	715
Amortization	37,466	18,923
Stock-based compensation expense	6,035	6,135
Litigation settlements	8,500	—
Acquisition related expenses	—	27,167
Recognition of step-up basis in inventory	10,170	603
Total adjustments	$105,041	$56,597
Adjusted EBITDA	$87,615	$43,528

Collegium Pharmaceutical, Inc.

Reconciliation of GAAP Operating Expenses to Adjusted Operating Expenses

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2023	2022
GAAP operating expenses	$52,775	$58,511
Adjustments:
Stock-based compensation	6,035	6,135
Litigation settlements	8,500	—
Acquisition related expenses	—	27,167
Total adjustments	$14,535	$33,302
Adjusted operating expenses	$38,240	$25,209

Collegium Pharmaceutical, Inc.

Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income and Adjusted Earnings Per Share

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2023	2022
GAAP net loss	$(17,426)	$(13,069)
Adjustments:
Non-cash interest expense	2,287	913
Loss on extinguishment of debt	23,504	—
Amortization	37,466	18,923
Stock-based compensation expense	6,035	6,135
Litigation settlements	8,500	—
Acquisition related expenses	—	27,167
Recognition of step-up basis in inventory	10,170	603
Income tax effect of above adjustments (1)	(18,874)	(13,671)
Total adjustments	$69,088	$40,070
Non-GAAP adjusted net income	$51,662	$27,001

Adjusted weighted-average shares — diluted (2)	40,196,015	39,241,622
Adjusted earnings per share (2)	$1.32	$0.71

(1)	The income tax effect of the adjustments was calculated by applying our blended federal and state statutory rate for the three months ended March 31, 2023 and 2022 of 26.8% and 26%, respectively, to the items that have a tax effect. As such, the non-GAAP effective tax rates for the three months ended March 31, 2023 and 2022 were 21.5% and 25.4%, respectively.
(2)	Adjusted weighted-average shares - diluted were calculated using the “if-converted” method for the Convertible Notes in accordance with ASC 260, Earnings per Share. As such, for the three months ended March 31, 2023 and 2022 adjusted earnings per share includes 4,646,372 shares and 4,925,134 shares, respectively, related to the assumed conversion of the Convertible Notes and the associated cash interest expense added-back to non-GAAP adjusted net income. In addition, for the three months ended March 31, 2023 and 2022, adjusted earnings per share also includes other potentially dilutive securities to the extent that they are not antidilutive given that non-GAAP adjusted net income was in an income position.